EXHIBIT 10.1

Welcome to Type 1 – [SPONSOR] Sponsorship Agreement, [DATE]

Below are the terms of a sponsorship agreement between Welcome to Type 1 (W2T1) and [SPONSOR] ([ · ])

•	This agreement is valid from [DATE] – [DATE\
•	Animas Canada (or Animas) is named as a supporting sponsor of W2T1’s media productions including documentary, website, and social media.
•	[SPONSOR] agrees to pay W2T1 $[ · ]
•	Each sponsor block includes:
o
1 minute of informational video in the ‘Special Features’ portion of the documentary (e.g. “What is an insulin pump?” or “What is a ‘traditional / line’(or other specifying descriptor) insulin pump?” if the Animas product must be distinguished from another insulin pump sponsor.

▪
The W2T1 team will produce this one informational video with cooperation from the representative at Animas Canada. If the client would like to have additional videos created and featured on W2T1 websites for different regions, the W2T1 team will produce these additional videos but will bill the client the cost of production for each additional video.

o	1 minute of informational video (same video as above) will air within the first 9 videos at the top of the W2T1 website video channel.
o	1 positive mention and ‘shot’ in the documentary story content.
o	1/100th of the Welcome to Type 1 homepage for a logo and web-link.
o	500 documentary DVDs for distribution indicating ‘This DVD provided by Animas Canada’.
▪	Additional documentaries for distribution will be available for purchase at cost from Welcome to Type 1
o	Recognition in conferences and public speaking engagements involving Welcome to Type 1.
•
It is important to note that this sponsor block does not guarantee exclusivity or category exclusivity. The mission of W2T1 is to provide as much useful information to people new to type 1 diabetes as possible, which may include knowledge that competing products exist. However, sponsor products will be featured more prominently for more air time than non-sponsoring products in all W2T1 media.

[SPONSOR] Contact Name _________________________________________________

[SPONSOR] Contact Signature ______________________________________________

Date ___________________________________________________________________

W2T1 Contact Name:

W2T1 Contact Signature :

Date:

Please make sponsor checks out to:

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